Exhibit 99.1

NEWS RELEASE January 31, 2018

Tetra Tech Reports Strong First Quarter 2018 Results

•                  Record quarterly revenue of $760 million, up 14% year over year

•                  Operating income of $49 million, up 22% year over year

•                  EPS of $0.81; ongoing EPS of $0.65, up 33% year over year

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the first quarter ended December 31, 2017.

First Quarter Results

For the first quarter, Tetra Tech generated record high quarterly revenue and diluted earnings per share (EPS).  Revenue in the first quarter totaled $760 million, up 14% year over year.  For ongoing operations(1), revenue totaled $753 million, and revenue, net of subcontractor costs(2) (net revenue), was $544 million, up 14% and 11%, respectively, compared to the same period in fiscal 2017.  Operating income for the first quarter was $49 million, and on an ongoing basis totaled $50 million, up 16% year over year.  EPS was $0.81; excluding the one-time benefit from revaluing deferred tax liabilities as a result of the new U.S. tax law enacted in December 2017, EPS from ongoing operations totaled $0.65, up 33% year over year.  Backlog at the end of the quarter was $2.43 billion.

Quarterly Dividend and Share Repurchase Program

On January 29, 2018, Tetra Tech’s Board of Directors declared a quarterly dividend of $0.10 per share payable on March 2, 2018 to stockholders of record as of February 14, 2018.  Additionally, as of December 31, 2017, the Company had $75 million remaining under the previously approved $200 million share repurchase program.

Comments on Results

Tetra Tech’s Chairman and CEO, Dan Batrack commented, “Tetra Tech delivered record quarterly results to start fiscal 2018 with net revenue and earnings that exceeded the high end of our guidance range for the first quarter.  We continue to see strong demand across our end markets for our Leading with Science® consulting services.  Our broad-based growth has been led by work for U.S. state and local clients, which has increased organically at a double-digit rate for six consecutive quarters.  Given the strength of our performance to date and outlook, we are increasing both our net revenue and EPS guidance for fiscal 2018.”

(1)       Measures presented for ongoing operations are non-GAAP financial measures. Refer to Reconciliation of Revenue and Operating Results table for a reconciliation to GAAP.

(2)       Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results. Refer to Reconciliation of Revenue and Operating Results table for a reconciliation to GAAP.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects ongoing EPS for the second quarter of fiscal 2018 to be in the range of $0.48 to $0.53 and net revenue for the second quarter to be in the range of $490 million to $515 million.  For fiscal 2018, Tetra Tech is increasing guidance, and now expects ongoing EPS to be in the range of $2.40 to $2.60 and net revenue to range from $2.10 billion to $2.20 billion.

Webcast

Tetra Tech is hosting a live audio-visual webcast concerning the first quarter 2018 results on February 1, 2018 at 8:00 a.m. (PT). Interested parties may access the presentation through a link posted on the Company’s website at tetratech.com/investor-relations. A replay of the webcast will be available on the Company’s website.

Reconciliation of Revenue and Operating Results

In thousands (except for EPS data)

	Three Months Ended
	Dec. 31, 2017	Jan. 1, 2017	% Y/Y

Revenue	$759,749	$668,851	14%
RCM	(6,807)	(8,231)	—
Ongoing revenue	$752,942	$660,620	14%

Revenue	$759,749	$668,851	14%
Subcontractor Costs	(214,902)	(179,300)	—
Net revenue	$544,847	$489,551	11%
RCM	(1,152)	(1,795)	—
Ongoing net revenue	$543,695	$487,756	11%

Operating income	$48,589	$39,855	22%
RCM	1,158	3,042	—
Ongoing operating income	$49,747	$42,897	16%

EPS	$0.81	$0.46	76%
RCM	0.01	0.03	—
Revaluation of deferred tax liabilities	(0.17)	—	—
Ongoing EPS	$0.65	$0.49	33%

About Tetra Tech

Tetra Tech is a leading, global provider of consulting and engineering services.  We are differentiated by Leading with Science® to provide innovative technical solutions to our clients.  We support global commercial and government clients focused on water, environment, infrastructure, resource management, energy, and international development.  With more than 16,000 associates worldwide, Tetra Tech provides clear solutions to complex problems.  For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:

Jim Wu, Investor Relations

Charlie MacPherson, Media & Public Relations

(626) 470-2844

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the year ended October 1, 2017, and Tetra Tech’s Quarterly Reports on Form 10-Q for fiscal year 2018, as well as in Tetra Tech’s other filings with the SEC.  Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results.  However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures.  In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release.

Tetra Tech, Inc.

Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	December 31, 2017	October 1, 2017

Assets
Current Assets:
Cash and cash equivalents	$173,025	$189,975
Accounts receivable - net	846,201	788,767
Prepaid expenses and other current assets	65,856	49,969
Income taxes receivable	5,589	13,312
Total current assets	1,090,671	1,042,023

Property and equipment - net	56,929	56,835
Investments in unconsolidated joint ventures	2,419	2,700
Goodwill	763,455	740,886
Intangible assets - net	24,533	26,688
Deferred tax assets	—	1,763
Other long-term assets	32,980	31,850
Total Assets	$1,970,987	$1,902,745

Liabilities and Equity
Current Liabilities:
Accounts payable	$144,628	$177,638
Accrued compensation	100,833	143,408
Billings in excess of costs on uncompleted contracts	132,930	117,499
Current portion of long-term debt	15,511	15,588
Current contingent earn-out liabilities	7,868	2,024
Other current liabilities	82,146	81,511
Total current liabilities	483,916	537,668

Deferred tax liabilities	39,240	43,781
Long-term debt	432,431	341,283
Long-term contingent earn-out liabilities	13,218	414
Other long-term liabilities	55,061	50,975

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at December 31, 2017 and October 1, 2017	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 55,988 and 55,873 shares at December 31, 2017 and October 1, 2017, respectively	560	559
Additional paid-in capital	175,293	193,835
Accumulated other comprehensive loss	(101,901)	(98,500)
Retained earnings	873,004	832,559
Tetra Tech stockholders’ equity	946,956	928,453
Noncontrolling interests	165	171
Total stockholders’ equity	947,121	928,624
Total Liabilities and Stockholders’ Equity	$1,970,987	$1,902,745

Tetra Tech, Inc.

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 31,	January 1,
	2017	2017

Revenue	$759,749	$668,851
Subcontractor costs	(214,902)	(179,300)
Other costs of revenue	(450,702)	(408,190)
Gross profit	94,145	81,361
Selling, general and administrative expenses	(45,556)	(41,506)
Income from operations	48,589	39,855
Interest expense	(3,160)	(2,908)
Income before income tax benefit (expense)	45,429	36,947
Income tax benefit (expense)	623	(10,358)
Net income	46,052	26,589
Net income attributable to noncontrolling interests	(18)	(27)
Net income attributable to Tetra Tech	$46,034	$26,562
Earnings per share attributable to Tetra Tech:
Basic	$0.82	$0.47
Diluted	$0.81	$0.46
Weighted-average common shares outstanding:
Basic	55,855	57,099
Diluted	56,875	58,145
Cash dividends paid per share	$0.10	$0.09

TETRA TECH, INC

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Three Months Ended
	December 31,	January 1,
	2017	2017

Cash flows from operating activities:
Net income	$46,052	$26,589

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	9,983	11,191
Equity in income of unconsolidated joint ventures	(839)	(1,030)
Distributions of earnings from unconsolidated joint ventures	1,121	1,114
Stock-based compensation	3,970	3,217
Deferred income taxes	(10,100)	2,195
Provision for doubtful accounts	2,524	(1,128)
Gain on disposal of property and equipment	(411)	(118)

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(36,011)	(41,962)
Prepaid expenses and other assets	(16,321)	(7,392)
Accounts payable	(35,169)	(22,609)
Accrued compensation	(42,575)	(36,884)
Billings in excess of costs on uncompleted contracts	12,330	24,472
Other liabilities	(8,974)	(9,642)
Income taxes receivable/payable	7,926	(6,760)
Net cash used in operating activities	(66,494)	(58,747)

Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(18,294)	—
Capital expenditures	(2,143)	(2,031)
Proceeds from sale of property and equipment	710	223
Net cash used in investing activities	(19,727)	(1,808)

Cash flows from financing activities:
Proceeds from borrowings	120,026	88,950
Payments on long-term debt	(25,026)	(47,265)
Repurchases of common stock	(25,000)	(10,000)
Dividends paid	(5,589)	(5,144)
Net proceeds from issuance of common stock	5,584	2,403
Net cash provided by financing activities	69,995	28,944

Effect of exchange rate changes on cash	(724)	(1,867)
Net decrease in cash and cash equivalents	(16,950)	(33,478)
Cash and cash equivalents at beginning of period	189,975	160,459

Cash and cash equivalents at end of period	$173,025	$126,981

Supplemental information:
Cash paid during the period for:
Interest	$2,913	$2,931
Income taxes	$1,794	$14,831